UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2023 (November 30, 2023)

IX ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40878	98-1586922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Davies Street, London, W1K 5JH

United Kingdom

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code +44 (0) (203) 908-0450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	IXAQU	The Nasdaq Stock Exchange LLC
Class A ordinary shares, par value $0.0001 per share	IXAQ	The Nasdaq Stock Exchange LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IXAQW	The Nasdaq Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 30, 2023, IX Acquisition Corp. (the “Company”) issued a press release (the “Press Release”) announced that it filed a definitive proxy statement (the “Proxy Statement”) on November 24, 2023 with the US Securities and Exchange Commission (the “SEC”) to seek shareholder approval to, among other proposals, extend the period of time the Company will have to consummate its initial business combination from December 12, 2023 on a monthly basis up to ten (10) times until October 12, 2024, or such earlier date as determined by the Company’s board of directors (the “Board” and such action, the “Second Extension”). The Company’s shareholders previously approved an extension of the time the Company has to consummate a business combination from April 12, 2023 to May 12, 2023, and to allow the Company, without another shareholder vote, by resolution of the Board, to elect to further extend such deadline in one-month increments up to eleven additional times, until April 12, 2024 (the “First Extension”).

For each month of the Second Extension, IX Acquisition Sponsor LLC, the Company's sponsor will deposit additional funds into the trust account in an amount equal to the lesser of (x) $50,000 or (y) $0.015 for each of the Company’s public shares that remains outstanding and is not redeemed in connection with the Second Extension (the “Contributions”). The Contributions will be placed in the Company's trust account with Morgan Stanley. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended, on November 13, 2023, the Company instructed the trustee of the trust account to liquidate the investments held in the trust account and instead to hold the funds in the trust account in an interest-bearing demand deposit account, which is currently expected to earn approximately 4.5% interest. If the Second Extension is approved, the Contributions for December 12, 2023 to April 12, 2024 could be less than the per share amount holders of the public shares would receive in connection with the First Extension from December 12, 2023 to April 12, 2024 if the Second Extension is not approved.

Because the Company is domiciled in the Cayman Islands, any redemption of its ordinary shares would not be subject to the excise tax established by the Inflation Reduction Act of 2022 (the “Excise Tax”). If the Company were to become subject to the Excise Tax in the future, whether in connection with the consummation of a business combination with a U.S. company (including if the Company were to redomicile as a U.S. corporation in connection therewith) or otherwise, whether and to what extent the Company would be subject to the Excise Tax on a redemption of its ordinary shares would depend on a number of factors.  If the Company were to become a covered corporation in the future, the per-share redemption amount payable from the Trust Account (including any interest earned on the funds held in the trust account) to the holder of the public shares in connection with a redemption of the Company’s shares are not expected to be reduced by any Excise Tax imposed on the Company.

The extraordinary general meeting in lieu of an annual general meeting of the Company’s shareholders (the “Meeting”) will be held in person at 12:00 p.m. Eastern Time on December 11, 2023 at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, New York, 10105. The Company encourages its shareholders to vote in favor of the Second Extension and each other proposal described in the Proxy Statement.

The Company's shareholders of record at the close of business on the record date, November 8, 2023, are entitled to vote the ordinary shares owned by them at the Meeting. Every shareholder's vote is very important, regardless of the number of shares held, and the Company requests the prompt submission of votes.

Shareholders may vote online at https://www.cstproxy.com/ixacq/2023 by following the instructions on their provided proxy card. If the shares are held in an account at a brokerage firm or bank, shareholders must instruct their respective broker or bank how to vote the shares, or the shareholders may cast their vote online at www.cstproxyvote.com by obtaining a proxy from the respective brokerage firm or bank.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX ACQUISITION CORP.

	By:	/s/ Noah Aptekar
		Name:	Noah Aptekar
		Title:	Chief Financial Officer and Chief Operating Officer

Dated: December 1, 2023